Exhibit 107

Calculation of Filing Fee Tables

Form S-8

(Form Type)

Viking Therapeutics, Inc.

(Exact name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common Stock, par value $0.00001 per share	457(h)	12,000,000	$65.63(2)	$787,560,000.00	0.0001476	$116,243.86
Equity	Common Stock, par value $0.00001 per share	457(h)	5,500,000	$55.7855(3)	$306,820,250.00	0.0001476	$45,286.67
Total Offering Amounts					$1,094,380,250.00	—	$161,530.53
Total Fee Offsets					—	—	$5,162.08
Net Fee Due					—	—	$156,368.45

(1)

Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock (“Common Stock”) that become issuable under the Viking Therapeutics, Inc. 2024 Equity Incentive Plan (the “2024 Plan”) and the Viking Therapeutics, Inc. 2024 Employee Stock Purchase Plan (the “2024 ESPP”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Common Stock.

(2)

Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act. The proposed maximum offering price per share and the proposed maximum aggregate offering price with respect to the shares are calculated based on $65.63 per share, the average of the high and low prices of the Common Stock, as reported on the Nasdaq Capital Market on May 21, 2024, a date within five business days prior to the filing of this Registration Statement.

(3)

Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act. The proposed maximum aggregate offering price per share and the proposed maximum aggregate offering price with respect to these shares are calculated based on 85% of the average of the high and low prices of the Common Stock, as reported on the Nasdaq Capital Market on May 21, 2024, a date within five business days prior to the filing of this Registration Statement. Pursuant to the 2024 ESPP, the purchase price of the shares of Common Stock reserved for issuance thereunder will be the lower of (i) 85% of the fair market value per share of the Common Stock on the first day of the offering or (ii) 85% of the fair market value per share of the Common Stock on the date the purchase right is exercised, which will be the last day of the applicable purchase period.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
	Rule 457(p)
File Offset Claims	Viking Therapeutics, Inc.	Form S-8	333-276939	2/7/24		$2,916.94	Equity(4)	Common Stock, par value $0.00001 per share	1,001,137	$19,762,444.38
File Offset Sources	Viking Therapeutics, Inc.	Form S-8	333-276939		2/7/24						$2,916.94
File Offset Claims	Viking Therapeutics, Inc.	Form S-8	333-269675	2/10/23		$679.57	Equity(4)	Common Stock, par value $0.00001 per share	782,572	$6,166,667.36
File Offset Sources	Viking Therapeutics, Inc.	Form S-8	333-269675		2/10/23						$679.57
File Offset Claims	Viking Therapeutics, Inc.	Form S-8	333-262609	2/9/22		$250.98	Equity(4)	Common Stock, par value $0.00001 per share	782,484	$2,707,394.64
File Offset Sources	Viking Therapeutics, Inc.	Form S-8	333-262609		2/9/22						$250.98
File Offset Claims	Viking Therapeutics, Inc.	Form S-8	333-253219	2/17/21		$682.96	Equity(4)	Common Stock, par value $0.00001 per share	732,159	$6,259,959.45
File Offset Sources	Viking Therapeutics, Inc.	Form S-8	333-253219		2/17/21						$682.96
File Offset Claims	Viking Therapeutics, Inc.	Form S-8	333-236666	2/26/20		$631.63	Equity(4)	Common Stock, par value $0.00001 per share	724,136	$4,866,193.92
File Offset Sources	Viking Therapeutics, Inc.	Form S-8	333-236666		2/26/20						$631.63

(4)

Comprised solely of shares of Common Stock previously registered for future issuance under the Viking Therapeutics, Inc. 2014 Employee Stock Purchase Plan, as amended (the “2014 ESPP”), which shares of Common Stock remain unsold under the 2014 ESPP and the prior Registration Statements on Form S-8 identified in this Fee Offset Claims and Sources table. The 2024 ESPP superseded and replaced the 2014 Plan, and no further purchase rights will be granted under the 2014 ESPP and the offering of shares under the 2014 ESPP has terminated.